Exhibit 4.1

TAX BENEFITS PRESERVATION PLAN
dated as of
October 5, 2009
between
ENERGY CONVERSION DEVICES, INC.
and
COMPUTERSHARE TRUST COMPANY, N.A.
as Rights Agent

i

EXHIBITS
Exhibit A: Form of Rights Certificate
Exhibit B: Summary of Rights

ii

TAX BENEFITS PRESERVATION PLAN
This TAX BENEFITS PRESERVATION PLAN, dated as of October 5, 2009 (this “Agreement”), is between Energy Conversion Devices, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).
W I T N E S S E T H
WHEREAS, the Company has generated substantial Tax Benefits (as hereinafter defined), such Tax Benefits potentially may be a valuable Company asset, the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Code (as hereinafter defined), thereby preserving its ability to utilize fully such Tax Benefits and, in furtherance of such objective, the Company desires to enter into this Agreement; and
WHEREAS, on September 30, 2009, the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.01 per share, of the Company (each, a “Common Share”) outstanding at the Close of Business (as hereinafter defined) on October 15, 2009 (the “Record Date”), each Right initially representing the right to purchase one one-hundredth (1/100) of a Common Share, upon the terms and subject to the conditions hereinafter set forth, and further authorized and directed the issuance of one Right (subject to adjustment in accordance with Section 11(i) and Section 11(n)) with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but, subject to Section 21, prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined).
NOW, THEREFORE, in consideration of the mutual premises and agreements herein set forth, the parties hereby agree as follows:
Section 1 Certain Definitions
For purposes of this Agreement, the following terms shall have the meanings indicated:
(a) “Acquiring Person” shall mean any Person (other than the Company, any Related Person or any Exempt Person) that has become the Beneficial Owner of 4.9% or more of the Common Shares then outstanding; provided, however, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of Common Shares outstanding, (ii) the exercise of, or lapse of restrictions on, any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company, or (iv) an Exempt Transaction, in each case, unless and until such time as such Person increases its Beneficial Ownership of Common Shares (other than due to the subsequent occurrence of any of the events specified in the foregoing clauses (i) through (iv)). Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable, or enters into and delivers to the Company an irrevocable commitment to divest as promptly as practicable, and thereafter divests as promptly as practicable, a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purpose under this Agreement unless and until such time as such Person is again the Beneficial Owner of 4.9% of the Common Shares then outstanding. Additionally, notwithstanding the foregoing provisions of this Section 1(a), the Board may, in its sole and absolute discretion, determine that any Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii).
(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(c), shall also include, with respect to any Person, any other Person (whether or not a Related Person or an Exempt Person) whose Common Shares would be deemed constructively owned by such first Person for purposes of Section 382 of the Code, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person for purposes of Section 382 of the Code, or any successor provision or replacement provision, and the Treasury Regulations thereunder; provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.
(d) “Agreement” shall have the meaning set forth in the preamble of this Agreement.
(e) “Authorized Officer” shall mean the Company’s President and Chief Executive Officer, Vice President and Chief Financial Officer, Executive Vice President, General Counsel and Chief Administrative Officer, and the Vice President and Treasurer.
(f) A Person shall be deemed the “Beneficial Owner” of, and to “Beneficially Own” any securities:
(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, has Beneficial Ownership of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act), or is considered to own for purposes of Section 382 of the Code;
(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights that would be options treated as exercised under Section 1.382-4(d) of the Treasury Regulations (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own securities (including rights, options or warrants) which are convertible or exchangeable into Common Shares until such time as the convertible or exchangeable securities are exercised and converted or exchanged into Common Shares except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; or

(iii) which any other Person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations;
provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered security is accepted for purchase or exchange; (B) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (C) if such Beneficial Ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that nothing in this Section 1(f) shall cause a Person engaged in business as an underwriter of securities or member of a selling to group to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 days after the date of such acquisition, or such later date as the directors of the Company may determine in any specific case.
(g) “Board” shall have the meaning set forth in the recitals of this Agreement.
(h) “Book Entry” shall mean an uncertificated book entry for the Common Shares.
(i) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York (or such other state in which the principal office of the Rights Agent may be located) are authorized or obligated by law or executive order to close.
(j) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
(k) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.
(l) “Common Share” shall have the meaning set forth in the recitals of this Agreement.
(m) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii).

(n) “Company” shall have the meaning set forth in the preamble of this Agreement.
(o) “Current Per Share Market Price” shall have the meaning set forth in Section 11(d).
(p) “Current Value” shall have the meaning set forth in Section 11(a)(iii).
(q) “Distribution Date” shall mean the earliest of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board) after the commencement of a tender or exchange offer by any Person (other than the Company or any Related Person), if, upon the consummation thereof, such Person would be the Beneficial Owner of 4.9% or more of the then-outstanding Common Shares.
(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(s) “Exchange Ratio” shall have the meaning set forth in Section 23(a).
(t) “Exempt Person” shall mean any Person (i) whose Beneficial Ownership of 4.9% or more of the then-outstanding Common Shares would not, as determined by the Board in its sole and absolute discretion, jeopardize or endanger in any material respect the availability to the Company of its Tax Benefits, or (ii) who would qualify as an Acquiring Person as of the Close of Business on the Record Date, unless and until such time as such Person acquires Beneficial Ownership of one Common Share in excess of the number of Common Shares Beneficially Owned by such Person as of the Close of Business on the Record Date (other than due to the occurrence of any of the events specified in clauses (i) through (iv) of the definition of Acquiring Person); provided, however, that any Person specified in clause (i) or (ii) above shall cease to be an Exempt Person as of the date that such Person ceases to Beneficially Own 4.9% or more of the then-outstanding Common Shares or if the Board, in its sole and absolute discretion, makes a contrary determination based on the potential effect of such Person’s Beneficial Ownership with respect to the availability to the Company of its Tax Benefits.
(u) “Exempt Transaction” shall mean any transaction that the Board determines, in its sole and absolute discretion, is exempt, which determination shall be irrevocable.
(v) “Expiration Date” shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 22, (iii) the time at which the Rights are exchanged as provided in Section 23, (iv) the repeal of Section 382 of the Code, or any successor statute, if the Board determines that this Agreement is no longer necessary for the preservation of Tax Benefits, and (v) the first day of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.
(w) “Final Expiration Date” shall be October 15, 2019.
(x) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, association or other legal entity, group of persons having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares or otherwise treated as an “entity” within the meaning of Section 1.382- 3(a)(1) of the Treasury Regulations or otherwise, and includes any successor (by merger or otherwise) of such individual, entity or group.

(y) “Purchase Price” shall mean initially $115.00 per one one-hundredth of a Common Share, subject to adjustment from time to time in accordance with Section 11.
(z) “Record Date” shall have the meaning set forth in the recitals of this Agreement.
(aa) “Redemption Price” shall mean $0.0001 per Right, subject to adjustment by the Company in accordance with Section 11(a)(i).
(bb) “Related Person” shall mean (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company, as the case may be, or any entity holding Common Shares for or pursuant to the terms of any such plan.
(cc) “Right” shall have the meaning set forth in the recitals of this Agreement.
(dd) “Rights Agent” shall have the meaning set forth in the preamble of this Agreement.
(ee) “Rights Certificates” shall mean certificates evidencing the Rights, in substantially the form attached hereto as Exhibit A.
(ff) “Section 11(a)(ii) Event” shall have the meaning set forth in Section 11(a)(ii).
(gg) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii).
(hh) “Securities Act” shall mean the Securities Act of 1933, as amended.
(ii) “Spread” shall have the meaning set forth in Section 11(a)(iii).
(jj) “Stock Acquisition Date” shall mean the first date of public announcement (which for purposes of this definition shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person; provided, that if a Person is determined to be an Exempt Person in accordance with Section 1(t) (and as a result, such Person is not an Acquiring Person), then the Stock Acquisition Date that otherwise shall have occurred shall be deemed not to have occurred.
(kk) “Subsidiary” shall mean, with reference to any Person, any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.
(ll) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

(mm) “Summary of Rights” shall mean a copy of a summary of the terms of the Rights, in substantially the form attached hereto as Exhibit B.
(nn) “Tax Benefits” shall mean the net operating loss carry-overs, capital loss carry-overs, general business credit carry-overs, alternative minimum tax credit carry-overs and foreign tax credit carry-overs, as well as any net unrealized built-in loss within the meaning of Section 382 of the Code, of the Company or any direct or indirect Subsidiary of the Company.
(oo) “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business.
(pp) “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.
(qq) “Trust” shall have the meaning set forth in Section 23(d).
(rr) “Trust Agreement” shall have the meaning set forth in Section 23(d).
Section 2 Appointment of Rights Agent
The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon 10 days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall be in no event liable for acts or omissions of, any such co-Rights Agent.
Section 3 Issuance of Rights Certificates
(a) Until the Distribution Date, (i) the Rights shall be evidenced (subject to Section 3(b)) by certificates representing the Common Shares (or Book Entries, as applicable), registered in the names of the record holders thereof (which certificates or Book Entries, as applicable, representing such Common Shares shall also be deemed to be Rights Certificates), (ii) the Rights shall be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the surrender for transfer of any certificates representing such Common Shares (or any transfer recorded in a Book Entry for such Common Shares) in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificates or Book Entries.
(b) Following the Record Date, the Company will make available, as promptly as practicable, a copy of a Summary of Rights to any holder of Rights who may so request from time to time prior to the Expiration Date.

(c) Rights shall be issued by the Company in respect of all Common Shares (other than any Common Shares that may be issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) (i) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date and (ii) to the extent provided in Section 21, after the Distribution Date. Certificates representing such Common Shares shall have stamped on, impressed on, printed on, written on, or otherwise affixed to them a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement and as do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares may from time to time be listed or quoted:
This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Tax Benefits Preservation Plan between Energy Conversion Devices, Inc. and Computershare Trust Company, N.A., dated as of October 5, 2009 and as amended from time to time (the “Rights Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Energy Conversion Devices, Inc. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Plan. Under certain circumstances, as set forth in the Rights Plan, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer may be evidenced by this certificate. Energy Conversion Devices, Inc. shall mail to the holder of this certificate a copy of the Rights Plan, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Plan, Rights that are or were Beneficially Owned by an Acquiring Person (as such terms are defined in the Rights Plan) may become null and void.
With respect to any Book Entry Common Shares, such legend shall be included in a notice to the record holder of such Common Shares in accordance with applicable law. The absence of the foregoing legend or such notice shall in no way affect any of the other provisions of this Agreement.
(d) Any Rights Certificate issued pursuant to this Section 3 or Section 21 that represents Rights Beneficially Owned by an Acquiring Person and any Rights Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or to any nominee of such Acquiring Person, and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall be subject to and contain a legend in substantially the following form or such similar legend as the Company may deem appropriate and that is not inconsistent with the provisions of this Agreement or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed:
The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was an Acquiring Person (as such terms are defined in the Rights Plan). This Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) of the Rights Plan.
With respect to any Book Entry Common Shares, such legend shall be included in a notice to the record holder of such Common Shares in accordance with applicable law. The absence of the foregoing legend or such notice shall in no way affect any of the other provisions of this Agreement.

(e) As promptly as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall send or cause to be sent (and the Rights Agent will, if requested, and if provided with all necessary information, send), by first class, insured, postage prepaid mail, to each record holder of Common Shares, as of the Close of Business on the Distribution Date (other than an Acquiring Person), at the address of such holder shown on the records of the Company, a Rights Certificate representing one Right for each Common Share so held, subject to adjustment in accordance with Section 11(i) and Section 11(n). As of and after the Distribution Date, the Rights shall be represented solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the next Business Day. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively that the Distribution Date has not occurred.
(f) In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares so purchased or acquired.
Section 4 Form of Rights Certificates
The Rights Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit A, with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 21, the Rights Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of one one-hundredths of a Common Share as is set forth therein at the Purchase Price; provided, however, that the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustment in accordance with Section 11.
Section 5 Countersignature and Registration
(a) The Rights Certificates shall be executed on behalf of the Company by any Authorized Officer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date, upon receipt by the Rights Agent of notice of the occurrence of the Distribution Date pursuant to Section 3(e), the Rights Agent shall keep or cause to be kept books for registration and transfer of the Rights Certificates issued hereunder at its office or offices designated for such purposes and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Rights may from time to time be listed or quoted. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6	Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates
(a) Subject to the provisions of Section 7(d), Section 11 and Section 13, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Rights Certificate(s) (other than Rights Certificates representing Rights that have been exchanged pursuant to Section 23) representing exercisable Rights may be transferred, split up, combined or exchanged for another Rights Certificate(s), entitling the registered holder to purchase a like number of one one-hundredths of a Common Share (or other securities, as the case may be) as the Rights Certificate(s) surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Rights Certificate(s) must make such request in writing delivered to the Rights Agent, and must surrender the Rights Certificate(s) to be transferred, split up, combined or exchanged, with the form of assignment and the certificate contained therein duly executed, at the office or offices of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder thereof shall have (i) completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange or Rights Certificates as required by Section 9(d). Thereupon, subject to Section 7(d), Section 11, Section 13 and Section 23, the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Person or Persons as the Company shall specify by written notice.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Rights Certificate to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.
Section 7 Exercise of Rights; Purchase Price; Expiration Date of Rights
(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date and prior to the Expiration Date, and thereafter, the registered holder of any Rights Certificate may, subject to Section 7(d), Section 11(a)(ii) and Section 23, exercise the Rights evidenced thereby, in whole or in part, upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price (including any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with the provisions of Section 9(d)) for each one one-hundredth of a Common Share (or other securities, cash or assets, as the case may be) as to which the Rights are exercised.
(b) Upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment of the Purchase Price for the Common Shares to be purchased and an amount equal to any applicable tax or charge required to be paid under Section 9(d) by certified check, cashier’s check, bank draft or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates representing the total number of one one-hundredths of a Common Share to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit any Common Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Common Share as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests); (ii) after receipt of such certificates (or depositary receipts, as the case may be) cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; (iii) when appropriate, requisition from the Company of the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 13; and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate.

(c) If the registered holder of any Rights Certificate shall exercise less than all of the Rights evidenced thereby, subject to Section 13, the Rights Agent shall prepare, execute and deliver to the registered holder of such Rights Certificate or to its duly authorized assigns a new Rights Certificate evidencing the Rights remaining unexercised.
(d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Rights Certificate pursuant to Section 6 or exercise or assignment of a Rights Certificate as set forth in this Section 7 unless the registered holder of such Rights Certificate shall have (i) duly and properly completed and signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such transfer, split up, combination, exchange, exercise or assignment and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby as the Company or the Rights Agent may reasonably request.
Section 8 Cancellation and Destruction of Rights Certificates
All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
Section 9 Company Covenants Concerning Securities and Rights
(a) The Company covenants and agrees that it shall cause to be reserved, authorized for issuance and kept available out of its authorized and unissued Common Shares, or other securities, or any shares of any such security of the Company held in its treasury, a number of Common Shares (or any other security of the Company as may be applicable at the time of exercise) that shall be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.
(b) The Company covenants and agrees that, for so long as the Common Shares issuable upon the exercise of the Rights may be listed on any national securities exchange, it shall endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange upon official notice of issuance upon such exercise.
(c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates or depositary receipts representing such shares (subject to payment of the Purchase Price), be duly authorized, validly issued and fully paid and nonassessable shares (except as otherwise provided by any corporation law applicable to the Company).

(d) The Company covenants and agrees that it will pay, when due and payable, any and all federal or state taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.
(e) If the Company determines that registration under the Securities Act is required, then the Company shall use commercially reasonable efforts (i) to file, as soon as practicable after the Distribution Date, on an appropriate form, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective or to qualify the Rights, the exercise thereof or the issuance of Common Shares, or other securities issuable upon the exercise thereof under state securities or “blue sky” laws. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company determines that a registration statement or other document should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights, for a period of time not to exceed 90 days, in each relevant jurisdiction until such time as a registration statement has been declared effective or any such other document filed and, if required, approved, and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.
(f) In the event that the Company is obligated to issue other securities of the Company or pay cash pursuant to Section 7, Section 11, Section 13 or Section 23, it shall make all arrangements necessary so that such other securities or cash are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

Section 10 Common Shares Record Date
Each Person in whose name any certificate (or depositary receipt) for a number of one one-hundredths of a Common Share is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Common Shares, and such certificate (or depositary receipt) shall be dated, the date upon which the Rights Certificate representing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for Common Shares are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate (or depositary receipt) shall be dated, the next succeeding Business Day on which the transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of any security of the Company with respect to Common Shares or other securities for which the Rights are or may be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11	Adjustment of Purchase Price, Redemption Price, Number and Kind of Securities or Number of Rights
The Purchase Price, the Redemption Price, the Exchange Ratio, the number of Common Shares or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a) (i) In the event the Company shall at any time after the Record Date (A) declare a dividend on the Common Shares payable in Common Shares, (B) split or subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price, the Redemption Price and the Exchange Ratio in effect at the time of the record date for such dividend or of the effective date of such split, subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be adjusted so that following such adjustment such dividend, split, subdivision, combination or reclassification shall not have had the effect of reducing or limiting the benefits the holder of any Right would have had absent such dividend, split, subdivision, combination or reclassification. If any event occurs that requires an adjustment under this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be made prior to, and in addition to, any adjustment pursuant to Section 11(a)(ii).

(ii) Subject to Section 23 and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Common Share for which a Right is then exercisable and dividing that product by (y) 50% of the Current Per Share Market Price of the Common Shares (determined pursuant to Section 11(d)) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of Common Shares so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) (such number of shares, the “Adjustment Shares”).
Notwithstanding anything in this Agreement to the contrary, however, from and after the time when any Person first becomes an Acquiring Person (a “Section 11(a)(ii) Event”), any Rights that are Beneficially Owned by (A) any Acquiring Person, (B) a transferee of any Acquiring Person who becomes a transferee after the occurrence of a Section 11(a)(ii) Event or (C) a transferee of any Acquiring Person who became a transferee prior to or concurrently with the occurrence of a Section 11(a)(ii) Event pursuant to either (1) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights, the Common Shares or the Company or (2) a transfer that the Board, in its sole and absolute discretion, has determined is part of a plan, arrangement or understanding, written or otherwise, which has the purpose or effect of avoiding the provisions of this paragraph, and (D) subsequent transferees of such Persons, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement or otherwise. The Company will use commercially reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its transferees hereunder. From and after such Section 11(a)(ii) Event, no Rights Certificates shall be issued pursuant to Section 3 or Section 6 that represent Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Rights Certificates delivered to the Rights Agent that represent Rights that are or have become null and void pursuant to the provisions of this paragraph shall be cancelled.
(iii) In the event that there shall be an insufficient number of Common Shares authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing paragraph (ii), the Board shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess of (x) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (y) the then-current Purchase Price multiplied by the number of one one-hundredths of a Common Share for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the “Spread”); and (B) with respect to each Right (other than Rights which have become null and void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the Adjustment Shares issuable upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) other equity securities of the Company (including, if then-provided for under the Company’s certificate of incorporation, shares or fractions of shares of preferred stock) which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Shares, are deemed in good faith by the Board to have substantially the same value as the Common Shares (such other equity securities of the Company, the “Common Stock Equivalents”), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the Common Shares actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board (upon the advice of a nationally recognized investment banking firm selected by the Board in good faith); provided, however, if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (I) the date that the Acquiring Person became such and (II) the date on which the Company’s right of redemption pursuant to Section 22 expires (the later of the dates in clauses (I) and (II), the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares, and then, if necessary cash, which shares or cash have an aggregate value equal to the Spread. If within the 30-day period referred to above the Board shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, such 30-day period may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares. Such 30-day period, as it may be extended, is hereinafter called the “Substitution Period.” To the extent that the Company determines that some action need be taken pursuant to the second or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.
(b) If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Shares or securities convertible into Common Shares at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) less than the Current Per Share Market Price of the Common Shares (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares to be offered (or the aggregate initial conversion price of the convertible securities to be offered) would purchase at such Current Per Share Market Price, and the denominator of which is the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) If the Company fixes a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the Current Per Share Market Price of the Common Shares (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which Common Shares begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Common Share, and the denominator of which is such Current Per Share Market Price of the Common Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(d) For the purpose of any computation hereunder, the “Current Per Share Market Price” of the Common Shares on any date shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the Current Per Share Market Price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into Common Shares (other than the Rights) or (ii) any split, subdivision, combination or reclassification of the Common Shares, and prior to the expiration of 30 Trading Days after, but not including, the ex-dividend date for such dividend or distribution, or the record date for such split, subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per share equivalent of such Common Shares. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. If the Common Shares are not publicly held or not so listed or traded, or are not the subject of available bid and asked quotes, the Current Per Share Market Price of such Common Shares shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the pre-adjusted Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a Common Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.
(f) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than Common Shares, the number or kind of such other securities so receivable upon exercise of any Right (or the Purchase Price in respect thereof) thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Section 7, Section 9, Section 10 and Section 13 with respect to the Common Shares (and the Purchase Price in respect thereof) shall apply on like terms to any such other securities (and the Purchase Price in respect thereof).
(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price in accordance with this Section 11 shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Common Share issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided in this Section 11.
(h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Common Share (calculated to the nearest one one-hundredth of a Common Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Common Share issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price in accordance with this Section 11, to adjust the number of Rights in lieu of any adjustment in the number of one one-hundredths of a Common Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment in the number of Rights shall become that number of Rights (calculated to the nearest one one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. The Company shall also, as promptly as practicable, notify the Rights Agent in writing of the same and give the Rights Agent a copy of such announcement. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but if the Rights Certificates have been issued, such record date shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to the provision of Section 13, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
(j) Without respect to any adjustment or change in the Purchase Price or the number or kind of securities issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Rights Certificates issued hereunder.
(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Common Shares or any other securities of the Company issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable (except as otherwise provided by any corporation law applicable to the Company) Common Shares or other securities, as the case may be, at such adjusted Purchase Price.
(l) In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a Common Share or other securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a Common Share or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Common Shares or other securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board determines to be necessary or advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of Common Shares at less than the Current Per Share Market Price therefor, (iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, (iv) stock dividend or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Shares is not taxable to such stockholders.
(n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date and prior to the Distribution Date (i) pays a dividend on the outstanding Common Shares payable in Common Shares, (ii) splits or subdivides the outstanding Common Shares, (iii) combines the outstanding Common Shares into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event equals the result obtained by multiplying the number of Rights associated with each Common Share, immediately prior to such event by a fraction, the numerator of which is the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is paid or such a split, subdivision, combination or reclassification is effected.
Section 12 Certificate of Adjusted Purchase Price or Number of Shares
Whenever an adjustment is made in accordance with Section 11, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts and calculations accounting for such adjustment, (b) file with the Rights Agent, and with each transfer agent for the Common Shares a copy of such certificate, and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate; provided, however, that the Rights Agent will not be entitled to such protection in cases of bad faith or willful misconduct.

Section 13 Fractional Rights and Fractional Shares
(a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For purposes of this Section 13(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, such market maker to be selected by the Board. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right shall mean the fair value thereof as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.
(b) The Company shall not be required to issue fractions of Common Shares (or other securities issuable upon exercise of Rights) upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares (or other securities issuable upon exercise of Rights). In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security. For purposes of this Section 13(b), the current market value of one Common Share, or other security issuable upon the exercise or exchange of Rights shall be the closing price thereof (as determined pursuant to Section 11(d)) on the Trading Day immediately prior to the date of such exercise or exchange.
(c) The holder of a Right by the acceptance of the Rights expressly waives its right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as permitted by this Section 13.
Section 14 Rights of Action
(a) All rights of action in respect of this Agreement, excepting the rights of action vested in the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use commercially reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.
Section 15 Agreement of Rights Holders
Every holder of a Right consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Shares;
(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed and accompanied by a properly executed instrument of transfer with the appropriate forms and certificates fully executed; and
(c) the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate or Book Entry) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate (or notices provided to holders of Book Entry Common Shares) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.
Section 16 Rights Certificate Holder Not Deemed a Stockholder
No holder of any Rights Certificate, by means of such possession, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, by means of such possession, any of the rights of a stockholder of the Company, including any right to vote on any matter submitted to stockholders at any meeting thereof, including the election of directors, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions of this Agreement.

Section 17 Concerning the Rights Agent
(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, execution, delivery and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising directly or indirectly therefrom.
(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance or administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 19.
Section 18 Merger, Consolidation or Change of Name of Rights Agent
(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 20. If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and, if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) If at any time the name of the Rights Agent changes and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
Section 19 Duties of Rights Agent
The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound.
(a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
(b) Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of the Current Per Share Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in good faith under the provisions of this Agreement in reliance upon such certificate.
(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.
(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e) The Rights Agent will have no liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 23 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares will, when so issued, be duly authorized, validly issued and fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Authorized Officers, and to apply to such Authorized Officers for advice or instructions in connection with its duties, and it shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with instructions of any such Authorized Officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of the Company actually receives such application unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.
(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct; provided that reasonable care was exercised by the Rights Agent in the appointment of any such Person.
(j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 20 Change of Rights Agent
The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ prior written notice mailed to the Company and, in the event that such transfer agent is a Person other than the Rights Agent or an Affiliate of the Rights Agent, to each transfer agent of the Common Shares known to the Rights Agent, by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any notice required hereunder in connection with such resignation. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ prior written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall, in its sole and absolute discretion, appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 21 Issuance of New Rights Certificates
Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into, Common Shares, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Rights Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Rights Certificate otherwise would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
Section 22 Redemption
(a) The Board may, at any time prior to the Distribution Date, redeem all, but not less than all, of the then-outstanding Rights at the Redemption Price. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole and absolute discretion may establish. The Company may, at its option, pay the Redemption Price in cash, securities or any other form of consideration deemed appropriate by the Board.
(b) Immediately upon the action of the Board ordering the redemption of the Rights (or at such later time as the Board may establish for the effectiveness of such redemption) and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held without interest thereon. Promptly after the effectiveness of the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then-outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares; provided however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.
Section 23 Exchange
(a) The Board may, at its option, at any time after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof in accordance with Section 11 (the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole and absolute discretion may establish. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b) Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 23 (or at such later time as the Board may establish) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to Section 11(a)(ii)) held by each holder of Rights.
(c) In any exchange pursuant to this Section 23, the Company, at its option, may substitute for any Common Share exchangeable for a Right (i) Common Stock Equivalents, (ii) cash, (iii) debt securities of the Company, (iv) other assets or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board (whose determination will be described in a statement filed with the Rights Agent), equal to the current market value of one Common Share (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 23.
(d) Without limiting the Board’s discretion under Section 23(a), prior to effecting an exchange pursuant to this Section 23, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock (or substitute cash, securities or assets pursuant to Section 23(c)) issuable pursuant to the exchange (or any portion thereof that have not theretofore been issued in connection with the exchange). From and after the time at which such shares (or substitute cash, securities or assets) are issued to the Trust, all Persons then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (or substitute cash, securities or assets pursuant to Section 23(c)) (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Any shares of capital stock issued at the direction of the Board in connection herewith shall be duly authorized, validly issued and fully paid and nonassessable shares (except as otherwise provided by any corporation law applicable to the Company), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

Section 24 Notice of Certain Events
(a) If the Company proposes, after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend), (ii) to offer to the holders of Common Shares rights, options, warrants or similar instruments to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with (other than a merger of a Subsidiary into or with the Company), to effect any share exchange with or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, warrants, options or other similar instruments or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed. Each such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever is earlier.
(b) The Company shall as soon as practicable after a Stock Acquisition Date give to the Rights Agent and each holder of a Rights Certificate, in accordance with Section 25, a notice of the occurrence of such event, which notice shall include a brief summary of the circumstances giving rise to the Stock Acquisition Date and the consequences thereof to holders of Rights.
(c) Failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company in respect of an event the occurrence of which requires the giving of notice under this Section 24 or the vote on any such action.
Section 25 Notices
(a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be in writing and shall be sufficiently given or made on the day sent, if sent by overnight delivery service or first-class mail, postage prepaid, or when transmitted, if sent by facsimile during normal business hours at the place to which it is addressed (with receipt confirmed by the transmitting device), addressed (until another address or facsimile number is filed in writing with the Rights Agent) as follows:
Energy Conversion Devices, Inc.
2956 Waterview Drive
Rochester Hills, Michigan 48309
Attention: General Counsel
Facsimile No.: (248) 844-1214

(b) Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be in writing and shall be sufficiently given or made on the day sent, if sent by overnight delivery service or first-class mail, postage prepaid, or when transmitted, if sent by facsimile during normal business hours at the place to which it is addressed (with receipt confirmed by the transmitting device), addressed (until another address or facsimile number is filed in writing with the Company) as follows:
Computershare Trust Company, N.A.
250 Royall Street
Canton, Massachusetts 02021
Attention: Client Services
Facsimile No.: (781) 575-4210
(c) Except as otherwise expressly provided herein, notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 26 Supplements and Amendments
Prior to the Distribution Date, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights, any such supplement or amendment to be evidenced by writing signed by the Company and the Rights Agent. From and after the Distribution Date, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order to (a) cure any ambiguity, (b) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) shorten or lengthen any time period hereunder or (d) amend or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights (other than an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause this Agreement again to become amendable other than in accordance with this sentence. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything herein to the contrary, the Rights Agent shall not be obligated to enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Section 27 Successors
All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 28 Determinations and Actions by the Board
(a) The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations and calculations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or amend this Agreement).
(b) All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board, or any of the directors on the Board to any liability to any Person, including the Rights Agent and the holders of the Rights. Unless otherwise notified, the Rights Agent shall always be entitled to assume that the Board acted in good faith and the Rights Agent shall be fully protected and shall incur no liability in reliance thereon.
Section 29 Benefits of this Agreement
Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of Common Shares), any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of Common Shares).
Section 30 Severability
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 30 will affect the ability of the Company to supplement or amend this Agreement in accordance with Section 26 to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

Section 31 Governing Law
This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
Section 32 Counterparts
This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.
Section 33 Descriptive Headings; Interpretation
Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided in this Agreement or as the context otherwise requires, (a) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” shall be deemed to mean “and/or”; (c) the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import are references to this Agreement as a whole and not to any particular Section or other provision hereof; and (d) references in this Agreement to an Exhibit, Section, subsection or paragraph are to the referenced Exhibit, Section, subsection or paragraph of this Agreement.
Section 34 Force Majeure
Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

ENERGY CONVERSION DEVICES, INC.
By:	/s/ Jay B. Knoll
	Name:	Jay B. Knoll
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

COMPUTERSHARE TRUST COMPANY, N.A.
By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration

Exhibit A

FORM OF RIGHTS CERTIFICATE
Certificate No. R-                     Rights
NOT EXERCISABLE AFTER OCTOBER 15, 2019 OR EARLIER IF REDEEMED, EXCHANGED OR AMENDED. THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE TAX BENEFITS PRESERVATION PLAN, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PRESERVATION PLAN) OR A TRANSFEREE THEREOF SHALL BECOME NULL AND VOID AND NO LONGER TRANSFERABLE.
RIGHTS CERTIFICATE
ENERGY CONVERSION DEVICES, INC.
This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan (the “Rights Plan”), by and between Energy Conversion Devices, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), dated as of October 5, 2009, to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m. (New York time) on the Expiration Date at the office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully-paid nonassessable share of common stock, par value $0.01 per share, of the Company (each, a “Common Share”), at a purchase price of $115.00 per one one-hundredth of a Common Share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificates duly executed. If this Rights Certificate is exercised in part, the holder will be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a Common Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 15, 2009, based on the Common Shares as constituted at such date.
As provided in the Rights Plan, the Purchase Price and the number of Common Shares (or other securities, as the case may be) which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to adjustment upon the occurrence of certain events.

Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Rights Plan.
This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Plan, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Plan. Copies of the Rights Plan are on file at the principal executive offices of the Company and can be obtained from the Company without charge upon written request therefor.
Pursuant to the Rights Plan, from and after the occurrence of a Section 11(a)(ii) Event, any Rights that are Beneficially Owned by (A) any Acquiring Person, (B) a transferee of any Acquiring Person who becomes a transferee after the occurrence of a Section 11(a)(ii) Event or (C) a transferee of any Acquiring Person who became a transferee prior to or concurrently with a Section 11(a)(ii) Event pursuant to either (1) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (2) a transfer which the Board has determined is part of a plan, arrangement or understanding, written or otherwise, which has the purpose or effect of avoiding Section 11(a)(ii) of the Rights Plan, and (D) subsequent transferees of any such Persons, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Plan. From and after the occurrence of a Section 11(a)(ii) Event, no Rights Certificate shall be issued that represents Rights that are or have become null and void pursuant to Section 11(a)(ii) of the Rights Plan, and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of the Rights Plan will be canceled.
This Rights Certificate, with or without other Rights Certificates, may be transferred or exchanged for another Rights Certificate(s), entitling the registered holder to purchase a like number of one one-hundredths of a Common Share (or other securities, as the case may be) as the Rights Certificate(s) surrendered then entitled such holder (or former holder, in the case of a transfer) to purchase. To effect such transfer or exchange, the registered holder must make such request in writing delivered to the Rights Agent and must surrender the Rights Certificate(s) to be transferred or exchanged, with the Form of Assignment and the Certificate duly executed, at the office or offices of the Rights Agent designated for such purpose
At any time prior to the Distribution Date, the Board may, at its option, redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $0.0001 per Right, as such redemption price may be adjusted in accordance with the Rights Plan. At any time following a Section 11(a)(ii) Event, the Board may, at its option, exchange all or part of the then-outstanding Rights at an exchange ratio of one Common Share per Right, as such exchange ratio may be adjusted in accordance with the Rights Plan. If the Rights shall be exchanged in part, the holder of this Right Certificate shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exchanged.

The Company is not required to issue fractions of Common Shares or other securities issuable, as the case may be, upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value, as determined in accordance with the Rights Plan, of one such security.
No holder of this Rights Certificate, as such, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor will anything contained herein or in the Rights Plan be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been exercised in accordance with the Rights Plan.
The Rights Plan may be supplemented and amended by the Company, as provided therein.
This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

WITNESS the signature of the proper officers of the Company and its corporate seal.
Dated as of October 15, 2009.

ENERGY CONVERSION DEVICES, INC.

Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.

Name:
Title:

Form of Reverse Side of Rights Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Rights Certificate)
FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto

(Please print name and address of transferee)
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
Dated :                     ,

Signature
Signature(s) Guaranteed:
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP) or (iii) the Stock Exchange Medallion Program (SEMP).

Signature

CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
(1) the Rights evidenced by this Rights Certificate ☐ are ☐ are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person (as defined in the Rights Plan); and
(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person.
Dated:                     ,

Signature

Form of Reverse Side of Rights Certificate — continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise the Rights Certificate)
To Energy Conversion Devices, Inc.:
The undersigned hereby irrevocably elects to exercise                      Rights represented by this Rights Certificate to purchase the one one-hundredth of a Common Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)
If such number of Rights is not all of the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)
Dated:                     ,

Signature
Signature(s) Guaranteed:
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP) or (iii) the Stock Exchange Medallion Program (SEMP).

Signature

CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
(1) the Rights evidenced by this Rights Certificate ☐ are ☐ are not being exercised by or on behalf of Person who is or was an Acquiring Person (as such term is defined in the Rights Plan); and
(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or became an Acquiring Person.
Dated:                    ,

Signature

NOTICE
The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

Exhibit B

SUMMARY OF TERMS

ENERGY CONVERSION DEVICES, INC.

TAX BENEFITS PRESERVATION PLAN
UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE TAX BENEFITS PRESERVATION PLAN, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PRESERVATION PLAN) OR A TRANSFEREE THEREOF SHALL BECOME NULL AND VOID AND NO LONGER TRANSFERABLE.

Purpose	The purpose of the Tax Benefits Preservation Plan (the “Rights Plan”) described in this summary is to help preserve the value to Energy Conversion Devices, Inc. (the “Company”) and its stockholders of the Company’s tax assets, including the Company’s net operating loss carryforwards (“Tax Benefits”). The Board of Directors (the “Board”) of the Company adopted the Rights Plan in an effort to protect against a possible limitation on the Company’s ability to use its Tax Benefits to reduce the Company’s future federal income tax obligations. The Company’s ability to use its Tax Benefits may be limited if it experiences an “ownership change,” as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). This would occur if stockholders who beneficially own (or who are deemed under Section 382 to beneficially own) 5% or more of the Company’s outstanding Common Shares (as defined below) increase their aggregate beneficial ownership of the outstanding Common Shares by more than 50 percentage points over a rolling three-year period. The Board adopted the Rights Plan to reduce the likelihood that such an ownership change occurs.

Whether a person or group is the “beneficial owner” of any Common Shares, generally, is determined by reference to the definitions of “beneficial ownership” under Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 and Section 382 of the Code and the Treasury Regulations issued thereunder.

The Rights	The Board has declared a dividend of one common stock purchase right (each a “Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share (each, a “Common Share”), payable to the Company’s stockholders of record as of the close of business on October 15, 2009 (the “Record Date”). In addition, the Rights will attach to all Common Shares issued by the Company after the Record Date and prior to the Rights becoming exercisable.

Prior to the “Distribution Date” referred to below, the Rights will be represented only by the stock certificates (or book entry records) evidencing the Common Shares to which the Rights are attached. Following the Distribution Date, the Rights will be evidenced by separate certificates, a form of which is included as Exhibit A to the Rights Plan. Any transfer of Common Shares prior to the Distribution Date also will constitute a transfer of the accompanying Rights.

Exercise	The Rights will not be exercisable until the occurrence of a “Distribution Date.” A “Distribution Date” is the earlier of: (i) the 10th business day after public announcement that any person or group has become an “Acquiring Person” and (ii) the 10th business day after the commencement of a tender or exchange offer by a person or group (other than the Company, any of the Company’s subsidiaries or any of the Company’s or its subsidiaries’ employee benefit or stock ownership plans) for 4.9% or more of the Company’s then-outstanding Common Shares.

An “Acquiring Person,” generally, is a person or group (other than the Company, any of the Company’s subsidiaries or any of the Company’s or its subsidiaries’ employee benefit or stock ownership plans) that has become the beneficial owner of 4.9% or more of the Company’s then-outstanding Common Shares. However, no such person or group will be deemed an Acquiring Person if:

•     the person or group beneficially owns 4.9% or more of the then-outstanding Common Shares as of the close of business on the Record Date and does not acquire any additional Common Shares (except in connection with any of the events referred to in clauses (i) through (iv) below);

•     the person or group becomes the beneficial owner of 4.9% or more of the Common Shares after the Record Date solely as a result of (i) a reduction in the number of outstanding Common Shares, (ii) the exercise of, or lapse of restrictions on, any options, warrants, rights or similar interests granted by the Company to its directors, officers or employees, (iii) any unilateral grant of any security by the Company, or (iv) a transaction that the Board determines should not be subject to the Rights Plan, and, in any such case does not acquire any additional Common Shares (except through the subsequent occurrence of any of the events referred to in the preceding clauses (i) through (iv)); or

•     the Board determines that (a) the person or group has become an “Acquiring Person” inadvertently and the person or group promptly divests (or enters into an irrevocable commitment to divest) enough common stock to reduce its beneficial ownership percentage below 4.9%, (b) the person or group’s beneficial ownership of 4.9% or more of the then-outstanding common stock would not jeopardize the Company’s ability to use its Tax Benefits or (c) the person or group should not be deemed to be an Acquiring Person.

After a Distribution Date, each Right will become transferable apart from its related Common Share and exercisable to purchase, for $115.00 (the “Purchase Price”), one one-hundredth of a Common Share. On or following such date, (i) any Rights beneficially owned by an Acquiring Person (or any transferee of the Acquiring Person) will become null and void and may not be exercised and (ii) all other Rights holders will have the right to receive, upon exercise of their Rights and payment of the Purchase Price, the number of Common Shares having a market value, based on the market price of the Common Shares as of the date of the acquisition that resulted in a person or group becoming an Acquiring Person, of twice the Purchase Price.

The Rights may be exercised in whole or in part. If the Company does not have sufficient authorized Common Shares to permit the exercise in full of the Rights, the Company may satisfy the shortfall in cash, by issuing to exercising Rights holders other equity or debt securities or assets of the Company, or by reducing the Purchase Price. The Company also may delay the exercise of Rights for up to 90 days in order to seek stockholder approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized Common Shares.

Exchange	At any time after any person or group has become an Acquiring Person (but before any person or group becomes the beneficial owner of 50% or more of the Common Shares), the Board may, at its option, elect to exchange all or part of the outstanding and exercisable Rights (other than the Rights beneficially owned by the Acquiring Person or any transferee of an Acquiring Person) at an exchange ratio of one Common Share per Right, subject to adjustment as described under “Antidilution Provisions” below. The Rights cannot be exercised following the Board’s determination to effect a Rights exchange.

Redemption	At any time prior to a Distribution Date, the Board may, at its option, redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $0.0001 per Right, subject to adjustment as described “Antidilution Provisions” below. The Rights cannot be exercised following the Board’s determination to redeem the Rights.

Expiration	Unless earlier exercised, the Rights (and the Rights Plan) will expire on the earliest of (i) the tenth anniversary of the Record Date, (ii) the redemption of the Rights, (iii) any exchange of the Rights, (iv) the repeal of Code Section 382, if the Board determines that the Rights Plan is no longer necessary for the preservation of the Company’s Tax Benefits, and (v) the first day of the first taxable year of the Company to which the Board determines that no such Tax Benefits may be carried forward.

Amendments	The Board may amend or supplement the Rights Plan without the consent of the Rights holders at any time prior to the Distribution Date. After the Distribution Date, without the consent of the Rights holders, the Board may amend or supplement the Rights Plan only to cure an ambiguity, alter time period provisions, correct inconsistent provisions or make other changes that do not adversely affect any Rights holder.

Stockholder Rights	Rights holders have no rights as stockholders of the Company, including the rights to vote and to receive dividends.

Antidilution Provisions	The Board may adjust the Purchase Price, the exchange ratio, the redemption price, the number of Common Shares issuable upon exercise of the Rights and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Common Shares. Subject to certain limited exceptions, no adjustments to the Purchase Price of less than 1% will be made.
A copy of the Rights Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Plan is available free of charge from the Company. This summary description of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the Rights Plan, as amended from time to time, the complete terms of which are hereby incorporated by reference.

B-4